EXHIBIT 99.1
DeAnne Gabel Director - Investor Relations
Investor Update	Issue Date:	March 17, 2005

This update contains forward-looking statements that are not limited to historical facts, but reflect the company's current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the company's 2004 10-K and its other securities filings, which identify important matters such as the consequences of failing to timely achieve ratification and implementation of the tentative agreements with our unions concerning wage and benefit cost reductions, our significant financial losses and high leverage, terrorist attacks, domestic and international economic conditions, the significant cost of aircraft fuel, labor costs, competition and industry conditions including the demand for air travel, airline pricing environment and industry capacity decisions, regulatory matters and the seasonal nature of the airline business. Continental undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this update.

The guidance included herein assumes the tentative agreements are ratified and the wage and benefit reductions are implemented.

Current News
On February 28, 2005, Continental announced that it had reached tentative agreements on new contracts covering its pilots, flight attendants, mechanics, dispatchers and simulator technicians. Each of the agreements is subject to ratification by the members of each covered work group, and the effectiveness of each agreement is conditioned on ratification of each other agreement. Results of the ratification process for each of the agreements are expected by the end of March 2005. In addition, as previously announced, in late 2004 and early 2005, we finalized (but have not yet implemented) changes to wages, work rules and benefits for U.S.-based management and clerical, reservations, food services, airport and cargo agents and customer service employees. Our officers and Board of Directors implemented their reductions on February 28, 2005.

Cargo, Mail and Other Revenue: Continental estimates cargo, mail and other revenue will be approximately $195 million for the first quarter 2005.

Fuel Hedges: Continental does not currently have any fuel hedges.

Tax Sharing Agreement with ExpressJet Holdings, Inc.
Continental expects to receive approximately $25 million for the full year 2005 (approximately $6.25 million per quarter) related to the tax-sharing agreement with ExpressJet. For more information regarding this tax-sharing agreement, please see our 2004 10-K.

Targeted Cash Balance
Continental anticipates ending the first quarter of 2005 with an unrestricted cash and short-term investments balance between $1.3 and $1.4 billion.

Debt & Capital Lease Payments
Debt Principal & Capital Lease payments for the first quarter are estimated to be approximately $110 million.

Advanced Bookings - Six Week Outlook
Advanced bookings outlook by region through the end of April 2005 is as follows:

The booking curve has shifted due to Easter occurring in March this year versus April last year.

Domestic bookings through the end of March are strong and we expect the load factor for March to be up more than 6 points year-over-year ("yoy"). Domestic bookings for April are running slightly behind last year's. For the first quarter, we expect domestic yields will be down 5-6%.

Transatlantic advanced bookings through the end of March are about flat with last year. Advanced bookings for April are currently averaging down several points yoy but we expect April Transatlantic load factor will be about flat yoy. For the first quarter, we expect Transatlantic yields will be up 4-5%.

Latin bookings through the end of March are up significantly. Bookings for April are currently averaging about flat with last year but we expect Latin April load factor will be up 2-3 points yoy. For the first quarter, we expect Latin yields will be down 1-2%.

Pacific bookings through the end of March are about flat yoy. Bookings for April are averaging up several points yoy. We expect first quarter Pacific yields to be up several points yoy on flat yoy load factors.
2005 Estimated Year-over-Year %Change
ASMs (Available Seat Miles)	1st Qtr.(E)	Full Year(E)
Domestic Latin America Transatlantic Pacific Total Mainline Regional Consolidated	(3.5)% 5.0% 17.5% 11.5% 2.7% 14.0% 4.0%	0.3% 2.5% 19.0% 11.5% 5.3% 13.5% 6.2%

2005 Estimate
Load Factor	1st Qtr.(E)	Full Year(E)
Continental Regional	77 - 78% 71 - 72%	79 - 80% 76 - 77%

2005 Estimate (cents)
Mainline Operating Statistics	1st Qtr.(E)
CASM (Cost per Available Seat Mile) Less: Special items per ASM (a) CASM Less Special Items (b) Fuel Cost & Fuel Taxes per ASM CASM Less Fuel, Fuel Taxes & Special Items (c)	10.38 - 10.43 0.27 10.11 - 10.16 2.23 7.88 - 7.93

2005 Estimate (cents)
Consolidated Operating Statistics	1st Qtr.(E)
CASM Less: Special items per ASM (a) CASM Less Special Items (b) Fuel Cost & Fuel Taxes per ASM CASM less Fuel, Fuel Taxes & Special Items (c)	11.20 - 11.25 0.24 10.96 - 11.01 2.38 8.58 - 8.63

Consolidated is defined as mainline plus regional.

2005 Estimate
Fuel Gallons Consumed	1st Qtr.(E)	Full Year(E)
Mainline Regional Fuel Price per Gallon (including fuel taxes)	322 Million 68 Million $1.44	1,370 Million 295 Million $1.52

2005 Estimated Amounts ($Millions)
Selected Expense Amounts	1st Qtr.(E)	Full Year(E)
Aircraft Rent Landing Fees & Other Rentals Depreciation & Amortization Net Interest Expense	$227 $171 $98 $85	$932 $725 $393 $315

Continental Airlines, Inc. Tax Computation
Due to accumulated losses, Continental has stopped recording income tax benefit on current and future book losses.

Cash Capital Expenditures	2005 Estimate ($Millions)
Fleet & Fleet Related Non-Fleet Rotable Parts & Capitalized Interest Total Net Purchase Deposits Total Cash Capital Expenditures	$50 135 35 $220 (20) $200
EPS Estimated Share Count
2005 First Quarter Basic Share Count: 2005 Full Year Basic Share Count:	66.6 Million 66.9 Million

Continental expects to incur a loss in the first quarter and a significant loss for the full year. For purposes of computing earnings per share, it is expected that the basic share count will be used. Basic share count does not include the dilution effect of any outstanding options (including options that would be issued in connection with the ratification of the tentative agreements with our unions) or common stock equivalents.

Reconciliation of GAAP to Non-GAAP Financial Information
Mainline	1st Qtr. Range(E)
Operating Expenses - GAAP	$ 2,160	$ 2,170
Items Excluded
Special Items (a)	(56)	(56)
Operating Expenses - Non-GAAP	$ 2,104	$ 2,114

Aircraft Fuel & Related Taxes	(464)	(464)
Operating Expenses - Non GAAP	$ 1,640	$ 1,651

ASMs (millions)	20,810	20,810

CASM-GAAP (cents)	10.38	10.43
CASM Excluding Special Items (cents) (b)	10.11	10.16
Fuel Cost & Related Taxes per ASM	2.23	2.23
CASM Excluding Fuel & Related Taxes - Non-GAAP (cents) (c)	7.88	7.93

Consolidated (Mainline plus Regional)	1st Qtr. Range(E)
Operating Expenses - GAAP	$ 2,638	$ 2,650
Items Excluded
Special Items (a)	(56)	(56)
Operating Expenses - Non-GAAP	$ 2,582	$ 2,594

Aircraft Fuel & Related Taxes	(562)	(562)
Operating Expenses - Non GAAP	$ 2,020	$ 2,032

ASMs (millions)	23,553	23,553

CASM-Non-GAAP (cents)	11.20	11.25
CASM Excluding Special Items (cents) (b)	10.96	11.01
Fuel Cost & Related Taxes per ASM	2.38	2.38
CASM Excluding Fuel & Related Fuel Taxes - Non-GAAP (cents) (c)	8.58	8.63

(a) Special items include $56 million of anticipated pre-tax operating charges during the first quarter of 2005 in connection with freezing a portion of Continental's defined benefit pension plan.

(b) These financial measures provide management and investors the ability to measure and monitor Continental's performance on a consistent basis.

(c) Cost per available seat mile excluding fuel, related taxes and special items is computed by multiplying fuel price per gallon, including fuel taxes, by fuel gallons consumed and subtracting that amount from operating expenses then dividing by available seat miles. This statistic provides management and investors the ability to measure and monitor Continental's cost performance absent special items and fuel price volatility. Both the cost and availability of fuel are subject to many economic and political factors and therefore are beyond our control.